Exhibit (e)(3)
                             UNDERWRITING AGREEMENT
                             ----------------------

     THIS AGREEMENT is made as of ____________, 2003, by and between CRA Fund Advisors, Inc. (the "Fund"), and Citco-Quaker Fund Distributors, Inc., a Delaware corporation ("Underwriter"). This Agreement will become effective on the day the Distribution Agreement between the Trust and InCap Securities, Inc. dated December 15, 2000 is terminated. CRA Fund Advisors, Inc. will provide the Underwriter reasonable notice of such termination date.

     WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund is authorized by its Agreement and Declaration of Trust to issue separate Portfolios of shares representing interests in separate investment portfolios (the "Portfolios"), and

     WHEREAS, The Fund has authorized the issuance of shares of beneficial interest ("Shares") in the Portfolios which are identified on Exhibit A attached hereto, which Exhibit A may be amended from time to time by mutual agreement of the Fund and Underwriter, and;

     WHEREAS, Underwriter is a broker-dealer registered with the Securities and Exchange Commission and a member in good standing of the National Association of Securities Dealers, Inc., (the "NASD"); and

     NOW, THEREFORE, in consideration of the promises and agreements of the parties contained herein, the parties hereto, intending to be legally bound, agree as follows:

1. APPOINTMENT. The Fund hereby appoints Underwriter as exclusive agent for the distribution of Shares of the Portfolios listed in Exhibit A hereto, and Underwriter hereby accepts such appointment under the terms of this Agreement.

     Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of Shares of any Portfolio whenever, in its sole discretion, it deems such action to be desirable.

2.   SALE AND REPURCHASE OF SHARES.

     (a) Underwriter, as agent for the Fund, will sell Shares to the public against orders there for at the public offering price, all such sales to comply with the provisions of the 1940 Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     (b) Underwriter will also have the right to take, as agent for the Fund, all actions, which, in Underwriter's judgment, are reasonably necessary and proper to carry into effect the distribution of the Shares. In doing so, Underwriter may assign certain of its services under this Agreement to a third party. Such assignment shall not relieve Underwriter of its obligation under this Agreement, and it shall remain liable for the actions of its contractors and vendors to the extent required by this Agreement.

     (c) The net asset value of the Shares of each Portfolio (or Class of Shares of a Portfolio) shall be determined in the manner provided in the Fund's then current Registration Statement, and when determined shall be applicable to transactions as provided for in the Registration Statement. The net asset value of the Shares of each Portfolio (or each Class of Shares of a Portfolio) shall be calculated by the Fund or by another entity on behalf of the Fund. Underwriter shall have no duty to inquire into nor shall it have any liability for the accuracy of the net asset value per share as calculated.

          On every sale of Shares, the Fund shall receive the applicable net asset value of the Shares promptly, but in no event later than the third business day following the date on which Underwriter shall have received an order for the purchase of the Shares.

     (d) Upon receipt of purchase instructions, Underwriter will transmit such instructions to the Fund or its transfer agent for registration of the Shares purchased.

     (e) Nothing in this Agreement shall prevent Underwriter or any affiliated person (as defined in the 1940 Act) of Underwriter from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Underwriter or any such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that the Underwriter expressly agrees that it shall not for its own account purchase any Shares of the Fund except for investment purposes and that it shall not for its own account sell any such shares except for redemption of such share by the Trust and that Underwriter expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Fund under this Agreement.

     (f) Underwriter, as agent of the Fund and for the account of the Portfolio(s), may repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Fund's then current Registration Statement. At the end of each business day, the Underwriter shall notify the Fund and the Fund's transfer agent of the number of Shares redeemed for each Portfolio, and the identity of the shareholders or dealers offering Shares for repurchase. Upon such notice and acceptance by the Fund, the Fund shall pay the Underwriter the net asset value of the redeemed shares in cash or in the form of a credit against monies due the Fund from the Underwriter as proceeds from the sale of Shares. The Fund reserves the right to suspend such repurchase right upon written notice to the Underwriter. The Underwriter further agrees to act as agent for the Fund to receive and transmit promptly to the Fund's transfer agent, shareholder and dealer requests for redemption of Shares in the Porfolio(s).

3. SALES OF SHARES BY THE FUND. The Fund reserves the right to issue or sell Shares of the Portfolio(s) directly to the public at any time.

4. BASIS OF SALE OF SHARES. Underwriter does not agree to sell any specific number of Shares. Underwriter, as agent for the Fund, undertakes to sell Shares of the Portfolio(s) only against orders therefor.

5.   COMPLIANCE WITH NASD AND GOVERNMENT RULES.

     (a) Underwriter will conform to the Rules of Conduct of the NASD and the securities laws of any jurisdiction in which it sells Shares of the Portfolio(s).

     (b) The Fund agrees to furnish to the Underwriter sufficient copies of any agreements, plans or other materials it intends to use in connection with sales of Shares in adequate time for the Underwriter to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

     (c) Underwriter, at its own expense, will qualify as dealer, broker, or otherwise, under all applicable State or federal laws in order that Shares may be sold in such States as may be mutually agreed upon by the parties, except for expenses described in Section 7 hereto, which will be paid by the Fund or the Adviser to the Fund, as appropriate.

     (d) Underwriter shall not make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the Fund's then current prospectus and statement of additional information covering the Shares and in printed information approved by the Fund as information supplemental to such prospectus and statement of additional information. Copies of the Fund's then effective prospectus and statement of additional information and any such printed supplemental information will be supplied to Underwriter in reasonable quantities upon request.

6. RECORDS TO BE SUPPLIED BY FUND. The Fund shall furnish to Underwriter copies of all information, financial statements and other papers which Underwriter may reasonably request for use in connection with the distribution of Shares of the Portfolio(s).

7. FUND ADVERTISING. Underwriter shall review and approve fund advertising for compliance with all applicable rules and forward such advertising to appropriate regulatory authorities as required. Prior to Underwriter's approval, a representative of the Fund or one of its affiliates, shall review the advertising for compliance with applicable rules and regulations.

8. REGISTRATION OF REGISTERED PERSONS. Subject to the approval of the Underwriter, certain Fund Advisor personnel holding brokerage licenses may be registered with the Underwriter. In order to hold such licenses, the personnel must be capable of operating as an Office of Supervisory Jurisdiction and all personnel must agree to follow the Written Supervisory Procedures of the Underwriter, in addition to the rules and regulations of all federal, state and self-regulatory organizations with jurisdiction over the Underwriter. The Underwriter will be free to discipline or terminate any registered representative for failure to comply with such rules and regulations or the Underwriter's Written Supervisory Procedures. The Advisor shall be responsible for all costs associated with establishing and maintaining such registration, including but not limited to the fingerprint fees and state and NASD registration fees.

9.   EXPENSES TO BE BORNE BY FUND. The Fund will bear the following expenses:

     (a) preparation, setting in type, and printing of sufficient copies of the prospectus and statement of additional information for distribution to shareholders, and the distribution to shareholders of the prospectus and statement of additional information;

     (b)  preparation,   printing   and   distribution   of  reports  and  other
          communications to shareholders;

     (c)  registration of the Shares under the federal securities law;

     (d) qualification of the Shares for sale in the jurisdictions designated by Fund and Underwriter;

     (e)  maintaining facilities for the issue and transfer of the Shares;

     (f) supplying information, prices and other data to be furnished by the Fund under this Agreement; and

     (g) any original issue taxes or transfer taxes applicable to the sale or delivery of the Shares of certificates therefor.

10.  INDEMNIFICATION.

     (a) The Fund agrees to indemnify, defend and hold the Underwriter, its officers, and Directors, and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act") or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act free and harmless from and against any and all claims, demands or liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Underwriter, its officers, Directors or any such controlling persons may incur under the 1933 Act, the 1934 Act, the 1940 Act or other state or federal law or regulations or otherwise, arising out of or based upon any untrue statement of a material fact contained in the Fund's Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Underwriter or any of its affiliates to the Fund for use in the Registration Statement. The Underwriter agrees to comply with all of the applicable terms and provisions of the 1934 Act.

     (b) The Underwriter agrees to indemnify, defend, and hold the Fund, its officers, Directors, employees shareholders and agents, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act of Section 20 of the 1934 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its Directors, officers, employees, shareholders and agents, or any such controlling person may incur under the 1933 Act, the 1934 Act, the 1940 Act or other federal or state laws or regulations or common law or otherwise arising out of or based upon any untrue statement of a material fact contained in information furnished in writing by the Underwriter to the Fund for use in the Registration Statement, or arising out of or based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement necessary to make such information not misleading.

     (c) A party seeking indemnification hereunder (the Indemnitee) shall give prompt written notice to the party from whom indemnification is sought ("Indemnitor") of a written assertion or claim of any threatened or pending legal proceeding which may be subject to indemnity under this Section; provided, however, that failure to notify the Indemnitor of such written assertion or claim shall not relieve the indemnitor of any liability arising from this Section. The Indemnitor shall be entitled, if it so elects, to assume the defense of any suit brought to enforce a claim subject to this Agreement and such defense shall be conducted by counsel chosen by the Indemnitor and satisfactory to the Indemnitee; provided, however, that if the defendants include both the Indemnitee and the Indemnitor, and the Indemnitee shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnitor ("conflict of interest"), the Indemnitor shall have the right to select separate counsel to defend such claim on behalf of the Indemnitee. In the event that the Indemnitor elects to assume the defense of any suit pursuant to the preceding sentence and retains counsel satisfactory to the Indemnitee, the Indemnitee shall bear the fees and expenses of additional counsel retained by it except for reasonable investigation costs which shall be borne by the Indemnitor. If the Indemnitor (i) does not elect to assume the defense of a claim, (ii) elects to assume the defense of a claim but chooses counsel that is not satisfactory to the Indemnitee or (iii) has no right to assume the defense of a claim because of a conflict of interest, the Indemnitor shall advance or reimburse the Indemnitee, at the election of the Indemnitee, reasonable fees and disbursements of any counsel retained by Indemnitee, including reasonable investigation costs.

11 ADVANCES OF EXPENSES. The Fund shall advance attorney's fees or other expenses incurred by an indemnitee in defending a proceeding only to the extent permitted by 1933 Act and the 1940 Act.

12. TERMINATION AND AMENDMENT OF THIS AGREEMENT. This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment. This Agreement may be amended only if such amendment is approved (i) by Underwriter, (ii) either by action of the Board of Trustees of the Fund or at a meeting of the Shareholders of the Fund by the affirmative vote of a majority of the outstanding Shares, and (iii) by a majority of the Trustees of the Fund who are not interested persons of the Fund or of Underwriter, by vote cast in person at a meeting called for the purpose of voting on such approval. Either the Fund or Underwriter may terminate this Agreement at any time on sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

13.  EFFECTIVE  PERIOD  OF THIS  AGREEMENT.  Unless  terminated  as set forth in
     Section 10 of this Agreement, this Agreement shall take effect upon its execution and shall remain in full force and effect until May 31, 2005, and shall remain in full force and effect from year to year thereafter, subject to annual approval (i) by Underwriter, (ii) by the Board of Trustees of the Fund or by vote of a majority of the outstanding Shares, and in either case
     (iii) by a majority of the Trustees of the Fund who are not interested persons of the Fund or of Underwriter, by vote cast in person at a meeting called for the purpose of voting on such approval.

14. LIMITATION OF FUND'S LIABILITY. The Term "CRA Fund" means and refers to the Trustees and officers from time to time serving under the Fund's Agreement and Declaration of Trust as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Fund hereunder shall not be binding upon any of the Trustees, Shareholders, nominees, officers, agents or employees of the Fund personally, but bind only the property of the Fund, as provided in Fund's Agreement and Declaration of Trust and by-laws. The execution and delivery of this Agreement have been authorized by the Trustees of the Fund and signed by the officers of the Fund, acting as such, and neither such authorization by such Trustees, nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on them personally, but shall bind only the property of the Fund as provided in its Agreement and Declaration of Trust.

15. LIMITATION OF UNDERWRITER'S LIABILITY. The Underwriter shall not be liable for any error or judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except to the extent of

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

     a loss resulting from willful misfeasance, bad faith, negligence or reckless disregard of its obligations and duties under this Agreement.

16. CONFIDENTIALITY. The Underwriter shall treat confidentially all records and other information relating to the Trust and prior, present or potential shareholders and shall not use such records and information for any purpose, other than performance of its responsibilities and duties hereunder, except as may be required by administrative or judicial tribunals or as requested by the Fund.

17. ENTIRE AGREEMENT. This Agreement (including the Exhibits attached hereto) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings with respect thereto.

18. SUCCESSOR INVESTMENT COMPANY. Unless this Agreement has been terminated in accordance with Paragraph 10, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Fund as a result of a reorganization, recapitalization or change of domicile.

19. SEVERABILITY. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall remain in full force and effect.

20.  QUESTIONS OF INTERPRETATION.

     (a) This Agreement shall be governed by the laws of the Commonwealth Pennsylvania, without reference to its conflicts of laws principles.

     (b) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and its interpretation thereof, if any, by the United States courts; or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

21.  NOTICES.

     Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that for this purpose the address of the Fund is 1830 Main Street, Suite 204, Weston, Fl., 33326, Attn: Mr. Neil Solomon and

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

     of the Underwriter shall be 1288 Valley Forge Road, P.O. Box 987, Suite 88, Valley Forge, PA 19482, Attn: Mr. Kenneth Faith.

22. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

23. ARBITRATION AGREEMENT. Any dispute between the parties arising out of or in any manner related to this Agreement between them will be arbitrated before the NASD Arbitration Division in Philadelphia, Pennsylvania pursuant to the rules in the Code of Arbitration then pertaining. In any such arbitration, the parties agree that there will be no award of attorneys' fees to the prevailing party, and that punitive, special or consequential damages will not be available.

24. BINDING EFFECT. Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

25. FORCE MAJEURE. If Underwriter shall be delayed in the performance of its services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, terrorist acts, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused.

26. COMPENSATION. The Fund shall pay for the services to be provided by Underwriter under this Agreement in accordance with, and in the manner set forth in, Schedule B attached hereto, as such Schedule B may be amended from time to time by agreement of the parties.

     If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, Underwriter's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of Underwriter's compensation for the preceding month shall be made promptly.

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

     IN WITNESS WHEREOF, the Fund and Underwriter have each caused this Agreement to be signed on its behalf, all as of the day and year first above written.

ATTEST:                             CRA FUND ADVISORS, INC.


____________________                By: _________________________
                                    Name: Neil M. Solomon
                                    Title: Principal


ATTEST                              CITCO-QUAKER FUND DISTRIBUTORS, INC.


____________________                By: _______________________
                                    Name: Kenneth Faith
                                    Title:  Chief Operating Officer

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

                             UNDERWRITING AGREEMENT

                                    EXHIBIT A


     The following Portfolios and share classes thereof are hereby made subject to the underwriting Agreement dated _________, 2003, with Citco-Quaker Fund Distributors, Inc. ("Underwriter") and CRA Fund Advisors, Inc. (the "Fund"), and each agree to be bound by all the terms and conditions contained in said
Agreement:

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PORTFOLIOS                             CLASS A        CLASS B       NO-LOAD

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The CRA Qualified Investment Fund                                      X
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                             UNDERWRITING AGREEMENT
                             ----------------------

                                    EXHIBIT B

     The following fees are hereby made subject to the underwriting Agreement dated _________, 2003, with Citco-Quaker Fund Distributors, Inc. ("Underwriter") and CRA Fund Advisors, Inc. (the "Fund"), and each agree to be bound by all the terms and conditions contained in said Agreement:

Underwriter will charge a flat fee of $12,000 per year for underwriting services provided for Portfolios of the Fund that offer No-Load Shares only.

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